EX-10.2

                               SERVICE AGREEMENT
                                    between
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                      and
                                NUI CORPORATION


                                  July 1, 1996



                   SERVICE AGREEMENT UNDER RATE SCHEDULE GSS


          THIS AGREEMENT entered into this 1st day of July, 1996, by and between TRANSCONTINENTAL GAS PIPELINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and NUI CORPORATION, Elizabethtown Gas Division, hereinafter referred to as "Buyer", second party,

                                  WITNESSETH:

          WHEREAS, Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule GAS as set forth herein; and

          WHEREAS, pursuant to the terms of the Joint Stipulation and Settlement Agreement approved by the Federal Energy Regulatory Commission's ("Commission") Order dated July 16, 1993 in Docket Nos. RS92-86-003, RP92-108-000, and RP92-137-000 which amended Seller's
     Certificate in Docket No. CP61-194, Seller and Buyer agreed to a twenty year contract through March 31, 2013, as set forth in that order, for the Storage Demand Quantity and Storage Capacity Quantity which are supported by service provided by CNG Transmission Corporation; and

          WHEREAS, pursuant to the terms of the Application to Amend Seller's Certificate, in Docket No. CP61-94, as approved by the Commission's Order dated June 13, 1996 in docket No. CP96-226-000, Seller and Buyer agreed to the Storage Demand Quantity and Storage Capacity Quantity set forth in Article I hereof;

          NOW, THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I
                             SERVICE TO BE RENDERED

          Subject to the terms and provisions of this agreement and of Seller's Rate Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored and withdrawn from storage ) and deliver to Buyer, quantities of natural gas as follows:

          To withdraw from storage or cause to be withdrawn from storage, transport and deliver to buyer at the delivery points set forth below, the gas stored for Buyer's account up to a maximum quantity in any day of

          26,671 Mcf, during the period beginning on July 1, 1996 and ending on June 30, 2001, and 14,499 Mcf during the period beginning on July 1, 2001 and ending on March 31, 2013,

          which quantity shall be Buyer's Storage Demand.

          To receive and store or cause to be stored up to a total quantity at any one time of

          1,700,440 Mcf, during the period beginning on July 1, 1996 and ending on June 30, 2001, and 968,498 Mcf during the period beginning on July 1, 2001 and ending on March 31, 2013,

          which quantity shall be Buyer's Storage Capacity Quantity.

                                   ARTICLE II
                              POINT(S) OF DELIVERY

          The Point of Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

     (1) Erie Street Meter Station, located at milepost 1811.25 on Seller's main transmission line near the junction of Caspian Street and Third Avenue, in The City of Elizabeth, Union County, New Jersey.

     (2) Cloverleaf Meter Station, located at milepost 1802.79 on Seller's main transmission line on the southwesterly side of St. George Avenue between Roanoke Avenue and Port Reading Railroad, in Woodbridge, Middlesex County, New Jersey.

     (3) Grandview Meter Station, located at milepost 1799.62 on Seller's main transmission line near the junction of U. S. Highway No. 1 and Grandview Avenue, in Edision Township, Middlesex County, New Jersey.

     (4) North Avenue Meter Station, located adjacent to Seller's main transmission line at the intersection of North Avenue with Central Railroad of new Jersey in The City of Elizabeth, Union County, New Jersey.

     (5) Ford Motor Company Meter Station, located adjacent to Seller's main transmission line in Nixon, New Jersey near U. S. Highway No. 1 where the facilities of Buyer connect with those of Seller.

     (6) New Village Meter Station, located at milepost 22.10 on Seller's Leidy Line, near New Village, Warren County, New Jersey.

     (7) Pennington Meter Station, located at milepost 1770.11 on Seller's main transmission line.

     (8) Spruce Run Meter Station located near milepost 15.91 on Seller's Leidy Line in Hunterdon County.




     (9) Clinton Meter Station, located at milepost 12.51 on Seller's leidy Line, southwest of the City of Clinton, Hunterdon County, New Jersey.

     (10) Sewaren Generating Station, Cliff Road and Smith Creek, Sewaren Section of Woodbridge Township, New Jersey.

                                  ARTICLE III
                               DELIVERY PRESSURE

          Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

                                   ARTICLE IV
                               TERM OF AGREEMENT

          This agreement shall be effective July 1, 1996 and shall remain in force and effect through March 31, 2013.

                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

          Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                     AFTICLE VI
                                    MISCELLANEOUS

     1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

     2. This agreement supersedes and cancels as of the effective date hereof the following contract(s):

          Any and all Service Agreements previously entered into between Buyer and Seller under Seller's Rate Schedule GSS.

     3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

     5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.




          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

                                              TRANSCONTINENTAL GAS PIPELINE
                                                                CORPORATION
                                                                   (Seller)
     ATTEST:
     [SEAL]

     /S/ Randall R. Conklin                  By: /s/ Frank J. Ferazzi
     Assistant Secretary                          Vice President
                                                  Customer Service

                                                            NUI CORPORATION
                                                                    (Buyer)
                                                 Elizabethtown Gas Division

     ATTEST:
     [SEAL]

     /S/ James R. Van Horn                   By: /s/ Thomas E. Smith
     Secretary                                    Vice President
                                                  Supply and Planning